Exhibit 99.1

Talos Energy Announces Upsized Proposed Offering of $1,250 Million of Second-Priority Senior Secured Notes

HOUSTON, January 25, 2024 — Talos Energy Inc. (“Talos”) (NYSE: TALO) today announced that Talos Production Inc. (the “Company”), a wholly owned subsidiary of Talos, has upsized its previously announced offering (the “Offering”) of $1,250 million in aggregate principal amount of new Second-Priority Senior Secured Notes, consisting of Second-Priority Senior Secured Notes due 2029 and Second-Priority Senior Secured Notes due 2031 (collectively, the “New Notes”). The Offering has been upsized from the previously announced $1,000 million in aggregate principal amount of New Notes. The Company intends to use the net proceeds from the Offering to (i) fund a portion of the cash consideration for the Company’s recently announced pending acquisition of QuarterNorth Energy, Inc. (“QuarterNorth,” and such acquisition, the “Acquisition”), (ii) fund the redemption (the “Redemptions”) of all of the outstanding 12.00% Second-Priority Senior Secured Notes due 2026 issued by the Company (the “12.00% Notes”) and all of the outstanding 11.750% Senior Secured Second Lien Notes due 2026 issued by Talos Energy Ventures GOM LLC (f/k/a Energy Ventures GoM LLC) and Talos Finance Corporation (f/k/a EnVen Finance Corporation), each a wholly owned subsidiary of the Company (the “11.750% Notes,” and collectively with the 12.00% Notes, the “Existing Notes”), and (iii) pay any premiums, fees and expenses related to the Redemptions and the issuance of the New Notes. The Company intends to use any remaining net proceeds for general corporate purposes, which may include the repayment of a portion of the outstanding borrowings under its senior reserves-based revolving credit facility (the “Credit Facility”). The Company intends to redeem all outstanding 11.750% Notes on or after April 15, 2024 at a redemption price of 102.938% of the principal amount of 11.750% Notes to be redeemed, plus accrued and unpaid interest to, but excluding, such redemption date. Pending such redemption, the Company intends to deposit sufficient funds with the trustee under the indenture governing the 11.750% Notes to satisfy and discharge the 11.750% Notes and such governing indenture.

An aggregate of $340 million principal amount of the New Notes will be subject to a “special mandatory redemption” in the event that the transactions contemplated by the definitive agreement to acquire QuarterNorth (the “QuarterNorth Merger Agreement”) are not consummated on or before May 31, 2024 (or up to September 30, 2024 solely in the event the parties require additional time to satisfy certain requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, pursuant to the terms of the QuarterNorth Merger Agreement), or if the Company notifies the trustee of the New Notes that it will not pursue the consummation of the Acquisition.

It is expected that the New Notes will be guaranteed on a senior basis by Talos and certain of the Company’s existing and future subsidiaries and will initially be secured on a second-priority basis by substantially the same collateral as the Company’s existing first-priority obligations under its Credit Facility.

The New Notes are being offered in the United States only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States only in compliance with Regulation S under the Securities Act. The New Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of the New Notes or any other security of the Company, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This press release does not constitute a notice of redemption under the optional redemption provisions of the indentures governing the Existing Notes.

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven, innovative, independent energy company focused on safely and efficiently maximizing long-term value through its Upstream Exploration & Production and Low Carbon Solutions businesses. We currently operate in the United States and offshore Mexico. We leverage decades of technical and offshore operational expertise to acquire, explore, and produce assets in key geological trends while developing opportunities to reduce industrial emissions through carbon capture and storage projects along the U.S. Gulf Coast. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

investor@talosenergy.com

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of U.S. Private Securities Litigation Reform Act of 1995. When used in this communication, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All statements, other than statements of historical fact included in this communication, are forward-looking statements, including, but not limited to, statements regarding the Company’s plans to issue the New Notes and the intended use of the net proceeds therefrom, and the pending Acquisition. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, our ability to consummate the Acquisition on the terms currently contemplated, the anticipated future performance of the combined company, risks and uncertainties related to economic, market or business conditions, satisfaction of customary closing conditions related to the Offering, and the other risks discussed in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (the “SEC”), our Quarterly Reports on Forms 10-Q filed with the SEC and our other filings with the SEC, all of which can be accessed at the SEC’s website at www.sec.gov.

Should one or more of the risks or uncertainties described herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this communication.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002